EXHIBIT 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED,
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report, or the Report, of Multimedia Games, Inc. (the “Company”), on Form 10-Q for the quarter ended June 30, 2009, as filed with the Securities and Exchange Commission on the date hereof, the undersigned, Anthony Sanfilippo, President and Chief Executive Officer, and Adam D. Chibib, Chief Financial Officer, of the Company, each certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (“Section 906”), that, based upon each of their respective knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (15 U.S.C. 78m); and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 7, 2009	/s/ Anthony Sanfilippo
Anthony Sanfilippo
President and
Chief Executive Officer

/s/ Adam D. Chibib
Adam D. Chibib
Chief Financial Officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Multimedia Games, Inc. and will be retained by Multimedia Games, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.